UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2026

CHRONOSCALE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

3811 Turtle Creek Blvd. Suite 2100 Dallas, Texas	75219
(Address of registrant’s principal executive office)	(Zip code)

214-427-1704

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2026, the board of directors (the “Board”) of ChronoScale Corporation, a Nevada corporation (the “Company”), increased the size of the Board from seven to eight members and appointed Mr. Andrew Cordell Schaap to serve as a member of the Board to fill the resulting vacancy, effective as of June 29, 2026. In addition, Mr. Schaap was appointed to serve as a member of each of (i) the Audit Committee of the Board, replacing Douglas Miller who will continue to serve on the Board, and (ii) the Related Party Transactions Committee of the Board, each effective as of June 29, 2026.

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K with respect to Mr. Schaap and the Company. For informational purposes, the Company discloses that its subsidiary is a party to a data center lease with a company in which Mr. Schaap is Chief Executive Officer and a member of the board of directors. The lease was previously entered into in the ordinary course of business.

Upon his appointment, Mr. Schaap was granted a Restricted Stock Award (the “Schaap RSA”) under the Company’s 2026 Omnibus Equity Incentive Plan (as amended from time to time, the “2026 Plan”). The Schaap RSA consists of two hundred thousand restricted shares of common stock of the Company, par value $0.001 per share (the “Common Stock”). The Schaap RSA will vest in two equal annual installments on each of the first two anniversaries of the date of grant; provided, that Mr. Schaap continues to provide service to the Company on the applicable vesting date. In addition, the Schaap RSA will accelerate and vest upon certain conditions as set forth therein.

The foregoing description of the Schaap RSA is not complete and is qualified in its entirety to the full text of the Restricted Stock Award Agreement by and between the Company and Mr. Schaap, a copy of which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

The Board has established the following committees of the Board: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Related Party Transaction Committee, each comprised as follows as of June 30, 2026:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Related Party Transaction Committee
Douglas Miller		Member	Member
Richard Nottenburg		Chair
Ella Benson	Member		Chair
William M. Clancy	Chair			Chair
Andrew Schaap	Member			Member

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Restricted Stock Award Agreement, dated June 29, 2026, by and between ChronoScale Corporation and Andrew Schaap.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2026

CHRONOSCALE CORPORATION

By:	/s/ Jerome Wong
Name:	Jerome Wong
Title:	Chief Financial Officer